UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 18, 2026

Ribbon Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42474	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Central Park Tower LaTour Shinjuku, Room 3001, 6-15-1 Nishi Shinjuku, Shinjuku-ku, Tokyo 160-0023, Japan	160-0023
(Address of principal executive offices)	(Zip Code)

+81 90-8508-3462

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares	RIBB	The Nasdaq Stock Market LLC
Units	RIBBU	The Nasdaq Stock Market LLC
Rights	RIBBR	The Nasdaq Stock Market LLC

ITEM 8.01. Other Events.

An aggregate of $250,000 has been deposited into the trust account of Ribbon Acquisition Corp. (the “Company”) for the benefit of its public shareholders in connection with previously approved monthly extensions of the period of time the Company has to consummate its initial business combination.

In January 2026, $125,000 was deposited into the trust account, which funded a one-month extension of the Company’s deadline to consummate its initial business combination. In February 2026, an additional $125,000 was deposited into the trust account, which funded an additional one-month extension of such deadline.

Each deposit was made pursuant to the Extension Amendment and Trust Amendment previously approved by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 18, 2026

Ribbon Acquisition Corp.

By:	/s/ Angshuman (Bubai) Ghosh
Name:	Angshuman (Bubai) Ghosh
Title:	Chief Executive Officer

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